Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Michigan Dividend Advantage Municipal Fund
333-58700
811-09453


A special meeting of shareholders was held in the offices of Nuveen Investments on November 18, 2008, and was subsequently adjourned to January 13, 2009 and additionally adjourned to March 17, 2009; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies.

Voting results for the new Fundamental Investment Policies are as follows:

<c> Common and MuniPreferred shares voting
together as a class
<c>  MuniPreferred shares voting
together as a class
To approve the elimination of the fundamental policies relating to investments in municipal securities and below investment grade securities.


   For
                   923,937
                       108
   Against
                     47,484
                         66
   Abstain
                     37,167
                           7
   Broker Non-Votes
                   242,762
                       415
      Total
                1,251,350
                       596



To approve the new fundamental policy relating to investments in municipal securities.


   For
                   926,605
                       108
   Against
                     47,832
                         65
   Abstain
                     34,151
                           8
   Broker Non-Votes
                   242,762
                       415
      Total
                1,251,350
                       596

Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08-012610.